Exhibit 10.1

Dated March 3 2025

SHARE SALE AND PURCHASE AGREEMENT

relating to

RAHULA DIGITAL MEDIA (HK) LIMITED

between

VICKIE CHAN

as Seller

and

CHINANET INVESTMENT HOLDING LIMITED

as Purchaser

TABLE OF CONTENTS

1. INTERPRETATION	3
2. SALE AND PURCHASE	5
3. CONSIDERATION	5
4. COMPLETION	5
5. COMPLETION OBLIGATIONS	5
6. SELLER’S WARRANTIES AND UNDERTAKING	6
7. PURCHASER’S WARRANTIES	7
8. CONFIDENTIALITY	7
9. ANNOUNCEMENTS	7
10. ASSIGNMENT	8
11. FURTHER ASSURANCE	8
12. SEVERANCE AND VALIDITY	8
13. VARIATIONS	8
14. REMEDIES AND WAIVERS	8
15. EFFECT OF COMPLETION	9
16. THIRD PARTY RIGHTS	9
17. COSTS AND EXPENSES	9
18. NOTICES	9
19. COUNTERPARTS	10
20. GOVERNING LAW AND JURISDICTION	10
SCHEDULE 1	11
SCHEDULE 2	12
SCHEDULE 3	19
SCHEDULE 4	20

i

THIS SHARE SALE AND PURCHASE AGREEMENT (this “Agreement”) is made on March 3, 2025.

BETWEEN:

1.	VICKIE CHAN, holder of Hong Kong Identity Card No. K979746(7) (the “Seller”); and

2.	CHINANET INVESTMENT HOLDING LIMITED, (Company Registration No.:1858334), a company incorporated in the British Virgin Islands whose registered office is at Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Purchaser”).

WHEREAS:

(A)	The Seller is the sole legal and beneficial shareholder of Rahula Digital Media (HK) Limited (the “Company”), currently holding 10,000 issued shares of the Company, representing 100% equity interest in the Company. The Company in turn holds 100% equity interest in 深圳上业商业咨询服务有限公司 (Shenzhen Shangye Shangye Zixun Fuwu Youxian Gongsi), a limited liability company registered in Qianhai, Shenzhen (the “Subsidiary”). Details of the Company and the Subsidiary are set out in Schedule 1.

(B)	The Company is principally engaged in the holding, development, and monetization of intellectual property rights on agent management, marketing data management, targeted marketing, and mass marketing systems and technologies (the “Business”).The Subsidiary is the wholly-owned subsidiary of the Company. The Subsidiary is the registered owner of all the Group’s Business Intellectual Property, details of which are set out in Schedule 2.

(C)	The Seller has agreed to sell, and the Purchaser has agreed to purchase and pay for, the Shares (as defined in Clause 1.1 (Interpretation)) on the terms and subject to the conditions of this Agreement.

IT IS AGREED:

1.	INTERPRETATION

1.1.	In this Agreement, the following expressions shall have the meanings indicated except where the context otherwise requires:

“this Agreement” means this Share Sale and Purchase Agreement;

“Business Day” means a day (other than a Saturday or Sunday) when commercial banks are open for ordinary banking business in Hong Kong;

“Business Intellectual Property” means the Intellectual Property Rights owned by the Company and its subsidiaries and used or held for use for the purposes of the Business;

3

“Company” means Rahula Digital Media (HK) Limited, a limited liability company incorporated in Hong Kong, further details of which are set out in Schedule 1;

“Completion” means completion of the sale and purchase of the Shares under Clause 4 (Completion) of this Agreement;

“Completion Date” means the date on which Completion takes place under Clause 4.1 of this Agreement;

“Confidential Information” means all data or information (whether technical, commercial, financial or of any other type) in any form acquired under, pursuant to or in connection with, this Agreement and any information used in or relating to the Group (including information relating to any Group’s products (bought, manufactured, produced, distributed or sold), services (bought or supplied), operations, processes, formulae, methods, plans, strategy, product information, know-how, design rights, trade secrets, market opportunities, customer lists, commercial relationships, marketing, sales materials and general business affairs), and which are for the time being confidential to the Group;

“Consideration” means the consideration payable for the Shares as set out in Clause 3 of this Agreement (Consideration);

“Encumbrance” means any pledge, charge, lien (other than a lien arising by operation of law in the ordinary course of trading), mortgage, debenture, hypothecation, security interest, pre-emption right or option, or anything thing in similar nature;

“Group” means collectively, the Company and its subsidiaries from time to time and the expression “Group Company” shall be construed accordingly;

“US$” means United States dollars, the lawful currency of the United States of America;

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China;

“Long Stop Date” means 18 March 2025, or any other date mutually agreed by the Parties;

“Party” means a party to this Agreement and “Parties” shall mean the parties to this Agreement;

“Purchaser’s Warranties” means the warranties referred to in Clause 7 (Purchaser’s Warranties) and set out in Schedule 3 (Purchaser’s Warranties) and “Purchaser’s Warranty” shall mean any one of them;

“Seller’s Warranties” means the warranties referred to in Clause 6 (Seller’s Warranties and Undertaking) and set out in Schedule 2 (Seller’s Warranties) and “Seller’s Warranty” shall mean any one of them;

“Shares” means the 10,000 issued ordinary shares of the Company;

4

“Subsidiary” means 深圳上业商业咨询服务有限公司 (Shenzhen Shangye Shangye Zixun Fuwu Youxian Gongsi), a limited liability company incorporated in Shenzhen Qianhai, further details of which are set out in Schedule 1;

“Transaction Document(s)” means this Agreement and any related instruments and documents in relation to the sale and purchase of the Shares under this Agreement; and

2.	SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Seller shall sell, and the Purchaser shall purchase, the Shares with all rights, benefits and privileges, now or in the future attaching to them, and the Seller shall transfer full legal and beneficial title to the Shares to the Purchaser free from all Encumbrances, at Completion on the terms of this Agreement.

3.	CONSIDERATION

The consideration for the sale and purchase of the Shares shall be the sum of SIX HUNDRED THOUSAND UNITED STATES DOLLARS (US$600,000.00) or equivalent Hong Kong Dollars on the Completion Date and payment of which by the Purchaser shall be made at Completion to the Seller’s designated account (“Designated Account”) as indicated below:

Beneficiary Bank Account name:	Vickie Chan
Beneficiary’s A/C No.:	239734049888
Beneficiary’s Bank:	Hang Seng Bank Limited
SWIFT Code:	HASEHKHH
Bank Code:	024

4.	COMPLETION

4.1	Completion shall take place on a date before the Long Stop Date at such place as mutually agreed among the Parties to this Agreement.

4.2	At Completion, the Seller and Purchaser shall undertake those actions listed under Clause 5 (Completion Obligations).

4.3	Without prejudice to any other remedies available, if the provisions of Clause 4.2 and Clause 5 of this Agreement are not complied with to a material extent on the Completion Date, neither the Seller nor the Purchaser shall be obliged to complete this Agreement and the Seller or, as the case may be, the Purchaser may:
(a)	defer Completion (with the provisions of this Clause 4 applying to Completion as so deferred);
(b)	proceed to Completion as far as practicable (without limiting its rights and remedies under this Agreement); or
(c)	treat this Agreement as terminated for breach of condition and discharge itself of any further obligations hereunder (without limiting its rights and remedies under this Agreement) if not completed or waived before the Long Stop Date.

5

5.	COMPLETION OBLIGATIONS

5.1	At Completion, the Seller shall:

5.1.1	deliver to the Purchaser and the Company:
(i)	duly executed instrument of transfer in respect of the Shares in favour of the Purchaser or such other person as the Purchaser may nominate;
(ii)	a copy of the latest register of directors and register of members of the Seller; and
(iii)	the written and certified board resolution of the Seller approving the sale and transfer of the Shares, and the execution of this Agreement, including the Seller and its board’s appointment of the authorised signee to execute this Agreement.

5.1.2	procure that the Company shall update the Company’s register of members and cause a new share certificate representing the Shares transferred from the Seller to the Purchaser to be issued to the Purchaser.

5.2	At Completion, the Purchaser shall:

5.2.1	pay the Consideration to the Seller’s Designated Account, or procure that the Consideration be paid, to the Seller’s Designated Account by telegraphic transfer or by bank cashier’s order.

6.	SELLER’S WARRANTIES AND UNDERTAKING

6.1	The Seller warrants to the Purchaser that each of the Seller’s Warranties as set out in Schedule 2 (Seller’s Warranties) of this Agreement is true and accurate as at the date of this Agreement and not misleading at all times up to and including Completion.

6.2	The Seller undertakes to obtain or to the extent necessary, procure all necessary internal approvals and authorisations of the Seller and the Company for approving the sale and transfer of the Shares and the execution of this Agreement prior to Completion.

6.3	Any Seller’s Warranties that are qualified by the knowledge, belief, or awareness of the Seller shall mean the actual (but not constructive or imputed) knowledge, belief, or awareness of the Seller.

6.4	The maximum liability borne by the Seller in respect of or in connection with this Agreement shall be no more than the Consideration received by the Seller.

6.5	Each Seller’s Warranty is to be construed independently and is not limited by any other terms of this Agreement. The Seller acknowledges that the Purchaser is entering into this Agreement in reliance on each of the Seller’s Warranties.

6.6	The Seller’s Warranties shall be deemed to have been repeated at the date of this Agreement and on the Completion Date, taking into account facts and circumstances subsisting at such date.
6

7.	PURCHASER’S WARRANTIES

7.1	The Purchaser warrants to the Seller that each of the Purchaser’s Warranties as set out in Schedule 3 (Purchaser’s Warranties) of this Agreement is true and accurate as at the date of this Agreement and not misleading at all times up to and including Completion.

7.2	Each Purchaser’s Warranty is to be construed independently and is not limited by any other terms of this Agreement. The Purchaser acknowledges that the Seller is entering into this Agreement in reliance on each of the Purchaser’s Warranties.

7.3	The Purchaser’s Warranties shall be deemed to have been repeated at the date of this Agreement and on the Completion Date, taking into account facts and circumstances subsisting at such date.

8.	CONFIDENTIALITY

8.1	The Seller shall treat as confidential the provisions of this Agreement and other related documents and all information it has received or obtained relating to the Purchaser as a result of negotiating or entering into this Agreement.

8.2	The Purchaser shall treat as confidential the provisions of this Agreement and other related documents, all Confidential Information it possesses relating to the Company, and all information it has received or obtained about the Seller as a result of negotiating or entering into this Agreement.

8.3	A Party may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent:
(a)	required by law or any securities exchange, regulatory or governmental body or taxation authority;
(b)	disclosed to its professional advisors (provided that such persons are required to treat such information as confidential); or
(c)	it comes into the public domain other than as a result of a breach by a Party of this Clause 8, provided that prior written notice of any confidential information to be disclosed pursuant to this Clause 8 shall be given to the other Party.

8.4	The confidentiality restrictions in this Clause 8 shall continue to apply after the termination of this Agreement pursuant to Clause 4.3(c) of this Agreement without limit in time.

9.	ANNOUNCEMENTS

9.1	Except as provided in Clause 9.2 of this Agreement, no announcement shall be made by either Party relating to this Agreement without the prior written approval of the other Party, such approval not to be unreasonably withheld or delayed.

7

9.2	Either Party may make an announcement relating to the Transaction Documents if (and only to the extent) required by the law of any relevant jurisdiction or any securities exchange, regulatory or governmental body provided that prior written notice of any announcement required to be made is given to the other Party.

9.3	The restrictions on announcements in this Clause 9 shall continue to apply after the termination of this Agreement pursuant to Clause 4.3(c) of this Agreement without limit in time.

10.	ASSIGNMENT

None of the rights and benefits under this Agreement may be assigned by any Party except with the written consent of the other Party.

11.	FURTHER ASSURANCE

Insofar as it is able to do so after Completion, the Seller shall from time to time and at the Purchaser’s cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things reasonably required by the Purchaser for the purpose of giving full effect to this Agreement.

12.	SEVERANCE AND VALIDITY

If any provision of this Agreement is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, such provision shall be deemed to be severed from this Agreement. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

13.	VARIATIONS

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of the Parties.

14.	REMEDIES AND WAIVERS

14.1	No waiver of any right under this Agreement shall be effective unless in writing. Unless expressly stated otherwise a waiver shall be effective only in the circumstances for which it is given.

14.2	No delay or omission by any Party in exercising any right or remedy provided by law or under this Agreement shall constitute a waiver of such right or remedy.

14.3	The single or partial exercise of a right or remedy under this Agreement shall not preclude any other nor restrict any further exercise of any such right or remedy.

14.4	The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law except as otherwise expressly provided.

8

15.	EFFECT OF COMPLETION

The provisions of this Agreement which remain to be performed following Completion shall continue in full force and effect notwithstanding Completion.

16.	THIRD PARTY RIGHTS

A person who is not a Party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any of its terms.

17.	COSTS AND EXPENSES

Each Party shall pay its own costs and expenses in connection with the negotiation, preparation, and performance of this Agreement. Each Party shall be fully responsible for its own tax, government duties or any similar payments required.

18.	NOTICES

18.1	Any notice or other communication to be given under or in connection with this Agreement (“Notice”) shall be in the English language in writing and signed by or on behalf of the Party giving it and marked for the attention of the other Party. A Notice may be delivered personally or sent by fax, pre-paid recorded delivery or international courier to the address or fax number provided in Clause 18.3 of this Agreement.

18.2	A Notice shall be deemed to have been received:
(a)	at the time of delivery if delivered personally;
(b)	at the time of transmission if sent by e-mail; or
(c)	two (2) Business Days after the time and date of posting if sent by pre-paid recorded delivery,

provided that if deemed receipt of any Notice occurs after 6.00 p.m. or is not on a Business Day, deemed receipt of the Notice shall be 9.00 a.m. on the next Business Day. References to time in this Clause 17 are to local time in the country of the addressee.

18.3	The addresses and e-mail for service of Notice are:

Seller:
Name:	Vickie Chan
Address:	RM B, 1/F, Hing Cheung Building, 417 Chatham Road, Hung Hom, KLN
Email address:	Vickie@bmg.com.hk

9

Purchaser:
Name:	George Chu
Address:	8/F , 29 Des Voeux Road Central, Central, Hong Kong
Email address:	george.chu@chinanet-online.com

19.	COUNTERPARTS

This Agreement may be executed in counterparts and shall be effective when each Party has executed a counterpart. Each counterpart shall constitute an original of this Agreement.

20.	GOVERNING LAW AND JURISDICTION

20.1	This Agreement shall be governed by and construed under the laws of Hong Kong, without giving effect to conflict of law principles thereof.

20.2	The Parties agree that any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be resolved by and referred to arbitration upon the demand of any party to the dispute with notice (the “Arbitration Notice”) to the other party(ies) to the Dispute. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The arbitration tribunal shall consist of three arbitrators to be appointed according to the HKIAC Rules. Each of the claimant and the respondent to the Dispute shall be entitled to designate one arbitrator in accordance with the HKIAC Rules. If either party fails to designate an arbitrator, HKIAC shall appoint the arbitrator. The two arbitrators so appointed shall designate the third arbitrator who shall act as the presiding arbitrator of the arbitral tribunal. Failing such designation within 30 days from the confirmation of the second arbitrator, HKIAC shall appoint the presiding arbitrator. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this clause, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive law. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

[The remainder of this page has been left deliberately blank]

10

SCHEDULE 1

COMPANY PARTICULARS

Rahula Digital Media (HK) Limited

1.	Name	:	Rahula Digital Media (HK) Limited
2.	Company Certification of Incorporation No.	:	76843600
3.	Date of incorporation	:	23 July 2024
4.	Registered Address	:	Rm 902, 9/F, Blk B, Chung Mei Center, 15 - 17 Hing Yip Street, Kwun Tong, Hong Kong
5.	Place of Incorporation	:	Hong Kong

深圳上业商业咨询服务有限公司

Shenzhen Shangye Shangye Zixun Fuwu Youxian Gongsi

6.	Name	:	深圳上业商业咨询服务有限公司 Shenzhen Shangye Shangye Zixun Fuwu Youxian Gongsi
7.	Unified Social Credit Identifier	:	91440300MACPNDPT9Q
8.	Date of incorporation	:	17 July 2023
9.	Registered Address	:

深圳市前海深港合作区南山街道梦海大道5188号前海深港青年梦工厂8栋301H6

Building 8, Room 301H6, Qianhai Shenzhen-Hong Kong Youth Entrepreneurship Innovation Base, No. 5188 Menghai Avenue, Nanshan Street, Qianhai Cooperation Zone, Shenzhen City.

10.	Place of Incorporation	:	Shenzhen Qianhai

11

SCHEDULE 2

SELLER’S WARRANTIES

1.	Incorporation and Authority of Seller

1.1.	The Seller has the necessary power and authority to enter into and perform this Agreement and the Seller has the necessary power and authority to enter into and perform the other agreements in relation to the transactions contemplated under this Agreement to which it is a party to and all other documents executed by the Seller which are to be delivered at Completion (together, the “Transaction Documents”).

1.2.	The execution, delivery and performance by the Seller of the Documents will not result in a material breach of (i) any provision of the constitutional documents of the Seller; or (ii) so far as the Seller is aware, any order, judgment or decree of any court or governmental authority by which the Seller is bound.

1.3.	So far as the Seller is aware, the Seller is not or will not be required to give any notice to or make any filing with or obtain any permit, consent, waiver or other authorisation from any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement and/or Documents.

2.	Ownership of the Shares

2.1.	The Seller is the sole legal and beneficial owner of all of the Shares. The Shares are fully paid up.

2.2.	The Shares are free from all Encumbrances.

3.	Business Intellectual Property

3.1.	The Subsidiary owns or possesses sufficient legal title and rights to all Business Intellectual Property that is necessary to the conduct of the Group’s business as now conducted and as presently proposed to be conducted without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Group) of the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Group violates or will violate any license or infringes or will infringe any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes of any other party.

3.2.	There is no outstanding option, license, agreement, claim, Encumbrances or shared ownership interest of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person.

12

4.	Constitutional and Corporate Matters

4.1.	The Company has been duly incorporated and is validly existing under the laws of Hong Kong.

4.2.	The Subsidiary has been duly incorporated and is validly existing under the laws of China.

4.3.	The particulars of the Company and the Subsidiary set out in Schedule 1 are accurate in all respects.

4.4.	The statutory books of the Company and the Subsidiary have been properly kept, are up-to-date and, so far as the Seller is aware, contain details of all material matters required by applicable laws to be entered in them.

5.	Insolvency

5.1.	No order has been made or resolution passed for the winding up of the Company or the Subsidiary and no provisional liquidator has been appointed. No petition has been presented or meeting convened for the purposes of winding up the Company or the Subsidiary and no voluntary arrangement has been proposed.

5.2.	No administrator, administrative receiver or any other receiver or manager has been appointed by any person in respect of any member of the Company or all or any of its subsidiaries and assets and, so far as the Seller is aware, no steps have been taken to initiate any such appointment.

13

SCHEDULE 3

PURCHASER’S WARRANTIES

1.	Incorporation and Authority of Purchaser

1.1.	The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and any other certificate or document delivered by it required to consummate the transactions contemplated hereunder (to which it is or will be a party), and to perform its respective obligations hereunder and thereunder.

1.2.	The execution, delivery, and performance by the Purchaser of the Agreement and/or Documents will not result in a breach of any order, judgment or decree of any court or governmental authority by which the Purchaser is bound.

1.3.	The Purchaser is not nor will it be required to give any notice to or make any filing with or obtain any permit, consent, waiver or other authorisation from any governmental or regulatory authority in connection with the execution, delivery and performance of the Transaction Documents.

2.	Funding

2.1.	The Purchaser has immediately available on an unconditional basis (subject only to Completion) the cash resources required to meet in full its obligations under this Agreement.

14

IN WITNESS WHEREOF each Party has executed this Agreement or caused this Agreement to be executed by its duly authorised representatives.

The Seller

SIGNED by:	)
/s/CHAN VICKIE	)
)
)
in the presence of:	)

The Purchaser

SIGNED by:	)
/s/GEORGE KAI CHU	)
for and on behalf of	)
CHINANET INVESTMENT HOLDING	)
LIMITED	)
)
)
)
in the presence of:	)